EXHIBIT 99.1

CONTACT:	Investor Relations
404-715-2170

Corporate Communications
404-715-2554

Delta Air Lines Reports September 2009 Quarter Financial Results

ATLANTA, Oct. 22, 2009 – Delta Air Lines (NYSE:DAL) today reported financial results for the September 2009 quarter.  Key points include:

●
Delta’s net income for the September 2009 quarter was $51 million, or $0.06 per share, excluding $212 million in special items1.  This result is $115 million better than prior year on a combined basis2.

●	Delta’s reported net loss for the September 2009 quarter was $161 million, or $0.19 per share.
●	Delta raised $600 million in incremental liquidity, addressed 40% of 2010 debt maturities and ended the September 2009 quarter with $5.8 billion in unrestricted liquidity.
●	Delta has achieved $500 million in merger benefits in the first three quarters of 2009, reaching its 2009 target ahead of plan.
●	Delta’s 2010 system capacity is expected to decline approximately 3% compared to 2009.

“Our ability to earn a profit for the quarter shows we are making sound decisions for our business in this difficult economic environment.  While we now see encouraging revenue and booking trends, we remain cautious in these early stages of an uncertain recovery,” said Richard Anderson, Delta’s chief executive officer.  “My thanks go out to the Delta people who delivered great customer service, ran a solid operation, and moved forward with our merger integration, all against the backdrop of a very challenging economy.”

Revenue Environment
Delta’s operating revenue on a GAAP3 basis grew 32% to $7.6 billion in the September 2009 quarter compared to the prior year period as a result of its merger with Northwest Airlines.  On a combined basis, total operating revenue declined $2.0 billion, or 21%, and total unit revenue (RASM) declined 17%.

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(in millions)	3Q09 GAAP	3Q08 GAAP	Incr (Decr)	3Q09 GAAP	3Q08 Combined	Incr (Decr)

Passenger	$6,524	$4,978	31%	$6,524	$8,329	(22)%
Cargo	177	162	9%	177	364	(51)%
Other, net	873	579	51%	873	839	4%
Total Operating Revenue	$7,574	$5,719	32%	$7,574	$9,532	(21)%

On a combined basis:
●	Total operating revenue declined 21% versus prior year due to the global economic recession.
●
Passenger revenue decreased 22%, or $1.8 billion, compared to the prior year period due to the global economic recession and a 4% capacity reduction.  Passenger unit revenue (PRASM) declined 18%, driven by a 19% decline in yield.

●
Cargo revenue declined 51%, or $187 million, reflecting lower volume and yields.  Freighter capacity was 38% lower year over year as a result of the actions Delta is taking to discontinue freighter flying by the end of 2009.

●	Other, net revenue grew 4%, or $34 million, primarily due to increased baggage fee revenue.

Comparisons of revenue-related statistics are as follows:
		Increase (Decrease) 3Q09 (GAAP) versus 3Q08 (Combined)
	3Q09 ($M) GAAP	Change YOY	Unit Revenue	Yield	Capacity

Passenger Revenue
Domestic	$2,901	(19.7)%	(16.8)%	(17.2)%	(3.5)%
Atlantic	1,353	(30.1)%	(22.7)%	(25.8)%	(9.6)%
Latin America	294	(22.2)%	(18.2)%	(20.3)%	(4.9)%
Pacific	574	(27.8)%	(25.8)%	(23.9)%	(2.7)%
Total mainline	5,122	(23.8)%	(19.5)%	(20.6)%	(5.3)%
Regional	1,402	(12.8)%	(14.0)%	(15.6)%	1.5%
Consolidated	$6,524	(21.7)%	(18.1)%	(19.1)%	(4.4)%

“The global recession drove a significant revenue decline for the quarter, but we see improving trends in load factors, yield and business traffic,” said Edward Bastian, Delta’s president.  “We will continue to exercise capacity restraint, coupled with strong cost control to effectively manage this.”

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Cost Discipline
In the September 2009 quarter, Delta’s operating expense on a GAAP basis increased $1.8 billion year over year due to the impact of the company’s merger with Northwest Airlines, partially offset by lower fuel price.  On a combined basis, excluding special items, operating expense decreased $2.1 billion due to lower fuel expense, productivity improvements and merger benefits.

(in millions, except where noted)	3Q09 GAAP		3Q08 GAAP		Incr (Decr)	3Q09 GAAP		3Q08 Combined		Incr (Decr)

Operating expense	$7,370		$5,588		32%	$7,370		$9,619		(23)%
Operating expense ex-special items	$7,241		$5,564		30%	$7,241		$9,316		(22)%
Consolidated CASM	11.56	¢	13.47	¢	(14)%	11.56	¢	14.30	¢	(19)%
Consolidated CASM ex-fuel expense and special items	7.82	¢	7.66	¢	2%	7.82	¢	7.63	¢	2%
Mainline CASM	10.54	¢	11.82	¢	(11)%	10.54	¢	13.13	¢	(20)%
Mainline CASM ex-fuel expense and special items	6.94	¢	6.58	¢	5%	6.94	¢	6.81	¢	2%
Non-operating expense	$383		$181		112%	$383		$277		38%

On a combined basis:
●	Both consolidated and mainline unit cost (CASM4), excluding fuel expense and special items, increased 2% year over year in the September 2009 quarter due to higher pension expense.
●	Non-operating expenses excluding special items increased $23 million in the September 2009 quarter primarily due to non-cash debt discount amortization.

“Despite our significant capacity reductions, Delta successfully mitigated unit cost pressures through improved productivity, strong cost discipline and accelerating our merger synergies,” said Hank Halter, chief financial officer.  “While we have additional cost pressures in the fourth quarter from new capacity reductions, we expect to offset most, if not all, of this impact.”

Liquidity Position
As of Sept. 30, 2009, Delta had $5.8 billion in unrestricted liquidity, including $5.5 billion in cash, cash equivalents and short-term investments and $300 million available in an undrawn revolving credit facility.

During the September 2009 quarter, Delta completed $2.1 billion in new financing transactions, addressing 40% of 2010 debt maturities and generating $600 million in incremental liquidity.  The new financing consisted of $1.35 billion of secured notes, a $500 million revolving credit facility and a $250 million term loan facility, all of which were secured by the airline’s Pacific routes and related assets.

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During the quarter, the company made $1.2 billion of debt and capital lease payments which includes $900 million for the Northwest bank credit facility.  In addition the company amended Northwest’s revolving credit facility to reduce the total borrowing capacity from $500 million to $300 million.

Capital expenditures during the quarter were approximately $150 million, which includes $75 million for investments in aircraft, parts and modifications.

Merger with Northwest
Through the first three quarters of 2009, Delta has achieved $500 million in synergy benefits from its merger with Northwest Airlines, reaching its 2009 target ahead of plan.  The company now expects to generate $700 million in total merger synergies in 2009. Synergies achieved to date include improved revenue from increased market share and Delta’s affinity card agreement. In addition, cost reductions have been achieved from streamlined overhead, facilities and technology, elimination of dedicated freighter flying and supply chain savings.

The company is on track in its integration efforts and expects to obtain a Single Operating Certificate by the end of 2009. Recent achievements include:
●	Creating the world’s largest airline loyalty program by combining the Northwest WorldPerks program and Delta SkyMiles;
●	Relocating the Northwest System Operations Center from Minneapolis to Delta’s Operations Control Center in Atlanta;
●	Transitioning reservations agents in five pre-merger Northwest call centers to the Delta Reservations system;
●	Continuing pilot and flight attendant training to prepare for single carrier operations;
●	Renegotiating more than 600 corporate contracts to date, generating incremental business traffic;
●	Re-branding more than 240 airports to provide consistent Delta branding at more than 98% of airports served worldwide; and
●	Painting more than 230 pre-merger Northwest aircraft in the Delta livery.

Fuel Price and Related Hedges
Delta hedged 53% of its fuel consumption for the September 2009 quarter, which resulted in $226 million in realized fuel hedge losses and premiums for the period. As a result, Delta’s average fuel price5 for the September 2009 quarter was $2.13 per gallon, which includes $0.11 per gallon associated with fuel hedge losses.

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The table below represents the fuel hedges Delta had in place as of Oct. 16, 2009:

	4Q09	1Q10	2Q10	3Q10
Call options	22%	24%	11%	3%
Collars	-	3%	-	-
Swaps	17%	1%	-	-
Total	39%	28%	11%	3%

Avg. crude call strike	$82	$67	$68	$91
Avg crude collar cap	-	68	-	-
Avg crude collar floor	-	60	-	-
Avg. crude swap	$63	$69	-	-

September 2009 Quarter Highlights
During the September 2009 quarter, Delta continued to position itself as the world’s No. 1 airline, with an ongoing commitment to employees, customers and communities.  Highlights include:
●	Paying more than $50 million year-to-date in employee Shared Rewards for achieving operational performance goals;
●
Reaching a definitive agreement with US Airways to exchange slots and airport facilities at New York's LaGuardia and Washington's Reagan National airports, subject to regulatory approval, which will enable Delta to serve an additional two million customers at LaGuardia annually without added congestion;

●
Partnering with the City of Atlanta to reach an agreement to extend Delta’s lease at Hartsfield-Jackson Atlanta International Airport through 2017 to maintain the airport's position as the leading airport in the world;

●
Enhancing BusinessElite service from New York by adding full-flat beds to all flights between New York-JFK and London-Heathrow and new BusinessElite service flights connecting New York-JFK to Los Angeles and San Francisco;

●	Announcing the 2010 SkyMiles Medallion program offering frequent flyers new, industry-leading benefits including a Diamond level status and rollover Medallion Qualification Miles; and
●
Launching the first joint Delta and Northwest Habitat for Humanity build in the U.S. with projects in Atlanta, Cincinnati, Detroit, Memphis, Minneapolis/St. Paul and New York and partnering – for the fifth consecutive year – with the Breast Cancer Research Foundation to add to the nearly $1.5 million previously raised through on-board pink product sales and donations.

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Special Items
Delta recorded special charges totaling $212 million in the September 2009 quarter, including:
●	$83 million to write-off unamortized non-cash debt discount associated with the refinancing of certain Northwest debt;
●	$78 million in merger-related items; and
●	$51 million in charges for employee severance programs.

Delta recorded special charges totaling $24 million in the September 2008 quarter, including:
●	A $14 million charge for early termination fees under contract carrier arrangements;
●	$7 million in merger-related expenses; and
●	A $3 million net charge primarily for facilities restructuring and severance.

December 2009 Quarter Guidance
Delta’s projections for the December 2009 quarter are below. This guidance is presented on a combined basis6.

	4Q 2009 Forecast	2009 Forecast

Fuel price, including taxes and hedges	$ 2.14	$ 2.14
Operating margin	Breakeven	Breakeven
Capital expenditures	$ 250 million	$ 1.4 billion
Total liquidity as of Dec. 31, 2009	$ 5.0 billion

	4Q 2009 Forecast (compared to 4Q 2008)	2009 vs. 2008

Consolidated unit costs - excluding fuel expense	Up 3 – 4%	Up 2 – 3%
Mainline unit costs - excluding fuel expense	Up 3 – 4%	Up 2 – 3%

System capacity	Down 9 – 11%	Down 7 – 9%
Domestic	Down 5 – 7%	Down 7 – 9%
International	Down 14 – 16%	Down 7 – 9%

Mainline capacity	Down 9 – 11%	Down 7 – 9%
Domestic	Down 6 – 8%	Down 7 – 9%
International	Down 14 – 16%	Down 6 – 8%

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Other Matters
Included with this press release are Delta’s Consolidated Statements of Operations for the three and nine months ended Sept. 30, 2009 and 2008; a statistical summary for those periods; selected balance sheet data as of Sept. 30, 2009 and Dec. 31, 2008; and a reconciliation of certain non-GAAP financial measures.

About Delta
Delta Air Lines is the world’s No. 1 airline.  From its hubs in Atlanta, Cincinnati, Detroit, Memphis, Minneapolis-St. Paul, New York-JFK, Salt Lake City, Paris-Charles de Gaulle, Amsterdam and Tokyo-Narita, Delta, its Northwest subsidiary and Delta Connection carriers offer service to 355 destinations in 64 countries and serve more than 170 million passengers each year.  Delta’s marketing alliances allow customers to earn and redeem SkyMiles on more than 16,000 daily flights offered by SkyTeam and other partners. Delta‘s more than 70,000 employees worldwide are reshaping the aviation industry as the only U.S. airline to offer a full global network.  Customers can check in for flights, print boarding passes, check bags and flight status at delta.com.

Endnotes

1 Note A to the attached Consolidated Statements of Operations provides a reconciliation of non-GAAP financial measures used in this release and provides the reasons management uses those measures.

2 Combined financial information includes the combined results of Delta and Northwest for the September 2008 quarter.

3 Delta’s financial results under generally accepted accounting principles (GAAP) include the results of Northwest Airlines for the periods following the completion of the merger, which occurred on Oct. 29, 2008. Unless otherwise indicated, Delta presents financial results on a GAAP basis which reflects both Delta and Northwest financial results for the September 2009 quarter, but only Delta standalone results for the September 2008 quarter.  The company also presents financial and operating information on a “combined basis”, which management believes is more meaningful for comparing year-over-year performance. The combined basis compares Delta’s GAAP results for the September 2009 quarter to the combined results of Delta and Northwest for the September 2008 quarter.

4 Delta excludes from mainline unit cost ancillary businesses not related to the generation of a seat mile, including Delta’s providing maintenance and staffing services to third parties, dedicated freighter operations and Delta’s vacation wholesale operations. Similarly, Delta excludes from passenger unit revenues, and includes in other revenue, revenues received for providing aircraft maintenance and staffing services to third parties, freighter operations and MLT.  Management believes these classifications provide a more consistent and comparable reflection of Delta’s mainline operations.

5 Delta’s September 2009 quarter average fuel price of $2.13 per gallon reflects the consolidated cost per gallon for mainline and regional operations, including contract carrier operations, net of fuel hedge impact.

6 Year-over-year guidance comparisons assume the 2008 financial information for the applicable periods include Delta and Northwest results for the entire period, excluding special items and out-of-period fuel hedge losses.

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Submission of Stockholder Proposals

To be considered for inclusion in the Delta proxy statement for the 2010 annual meeting, stockholder proposals must be submitted in writing and received no later than 5:00 p.m., local time, on Dec. 30, 2009 at the following address:

Corporate Secretary
Delta Air Lines, Inc.
Dept. 981
P.O. Box 20574
Atlanta, Georgia 30320

This deadline supersedes the Nov. 9, 2009 deadline contained in Delta’s proxy statement for the 2009 annual meeting.

Forward-looking Statements
Statements in this news release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the effects of the global recession; the effects of the global financial crisis; the impact of posting collateral in connection with our fuel hedge contracts;  the impact that our indebtedness will have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; the ability to realize the anticipated benefits of our merger with Northwest; the integration of the Delta and Northwest workforces; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in its operations; our ability to retain management and key employees; the ability of our credit card processors to take significant holdbacks in certain circumstances; the effects of terrorist attacks; and competitive conditions in the airline industry.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the period ended June 30, 2009.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of October 22, 2009, and which we have no current intention to update.

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DELTA AIR LINES, INC.
Consolidated Statements of Operations
(Unaudited)

	Three	Three
	Months	Months
	Ended	Ended
	Sept. 30,	Sept. 30,	$ Change	% Change
(in millions, except per share data)	2009	2008(1)	H(L)	H(L)
OPERATING REVENUE:
Passenger:
Mainline	$5,122	$3,921	$1,201	31%
Regional carriers	1,402	1,057	345	33%
Total passenger revenue	6,524	4,978	1,546	31%
Cargo	177	162	15	9%
Other, net	873	579	294	51%
Total operating revenue	7,574	5,719	1,855	32%
OPERATING EXPENSE:
Aircraft fuel and related taxes	1,973	1,952	21	1%
Salaries and related costs	1,894	1,086	808	74%
Contract carrier arrangements (2)	1,009	941	68	7%
Contracted services	415	272	143	53%
Depreciation and amortization	385	293	92	31%
Aircraft maintenance materials and outside repairs	334	273	61	22%
Passenger commissions and other selling expenses	384	259	125	48%
Landing fees and other rents	340	179	161	90%
Passenger service	181	122	59	48%
Aircraft rent	123	70	53	76%
Restructuring and merger-related items	129	24	105	NM
Other	203	117	86	74%
Total operating expense	7,370	5,588	1,782	32%
OPERATING INCOME	204	131	73	56%
OTHER (EXPENSE) INCOME:
Interest expense	(319)	(140)	(179)	NM
Interest income	4	21	(17)	-81%
Loss on extinguishment of debt	(83)	-	(83)	NM
Miscellaneous, net	15	(62)	77	NM
Total other expense, net	(383)	(181)	(202)	NM
LOSS BEFORE INCOME TAXES	(179)	(50)	(129)	NM
INCOME TAX BENEFIT	18	-	18	NM
NET LOSS	$(161)	$(50)	$(111)	NM
BASIC AND DILUTED LOSS PER SHARE	$(0.19)	$(0.13)
BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	828	396
(1) Pursuant to GAAP, results for the September 2008 quarter presented in this table reflect Delta standalone results only. See Note A for a representation of “Combined” results for the September 2008 quarter, which includes Northwest results for that period.
(2) Contract carrier arrangements expense includes $251 million and $368 million for the three months ended September 30, 2009 and 2008, respectively, for aircraft fuel and related taxes.

DELTA AIR LINES, INC.
Consolidated Statements of Operations
(Unaudited)
	Nine	Nine
	Months	Months
	Ended	Ended
	Sept. 30,	Sept. 30,	$ Change	% Change
(in millions, except per share data)	2009	2008(1)	H(L)	H(L)
OPERATING REVENUE:
Passenger:
Mainline	$14,053	$10,609	$3,444	32%
Regional carriers	3,975	3,239	736	23%
Total passenger revenue	18,028	13,848	4,180	30%
Cargo	535	456	79	17%
Other, net	2,695	1,680	1,015	60%
Total operating revenue	21,258	15,984	5,274	33%
OPERATING EXPENSE:
Aircraft fuel and related taxes	5,678	5,052	626	12%
Salaries and related costs	5,652	3,269	2,383	73%
Contract carrier arrangements (2)	2,882	2,836	46	2%
Contracted services	1,249	783	466	60%
Depreciation and amortization	1,152	892	260	29%
Aircraft maintenance materials and outside repairs	1,150	836	314	38%
Passenger commissions and other selling expenses	1,069	732	337	46%
Landing fees and other rents	971	519	452	87%
Passenger service	477	311	166	53%
Aircraft rent	363	201	162	81%
Impairment of goodwill and other intangible assets	-	7,296	(7,296)	NM
Restructuring and merger-related items	286	144	142	99%
Other	607	330	277	84%
Total operating expense	21,536	23,201	(1,665)	-7%
OPERATING LOSS	(278)	(7,217)	6,939	-96%
OTHER (EXPENSE) INCOME:
Interest expense	(951)	(428)	(523)	NM
Interest income	23	73	(50)	-68%
Loss on extinguishment of debt	(83)	-	(83)	NM
Miscellaneous, net	63	(31)	94	NM
Total other expense, net	(948)	(386)	(562)	NM
LOSS BEFORE INCOME TAXES	(1,226)	(7,603)	6,377	-84%
INCOME TAX BENEFIT	14	119	(105)	-88%
NET LOSS	$(1,212)	$(7,484)	6,272	-84%
BASIC AND DILUTED LOSS PER SHARE	$(1.47)	$(18.91)
BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	826	396

(1) Pursuant to GAAP, results for the nine months ended September 30, 2008 presented in this table reflect Delta standalone results only.
(2) Contract carrier arrangements expense includes $658 million and $1.1 billion for the nine months ended September 30, 2009 and 2008, respectively, for aircraft fuel and related taxes.

DELTA AIR LINES, INC.
Selected Balance Sheet Data
(In Millions)

	Sept. 30,	Dec. 31,
	2009	2008
	(Unaudited)

Cash and cash equivalents	$5,396	$4,255
Short-term investments	92	212
Restricted cash and cash equivalents (short-term and long-term)	499	453
Total assets	44,853	45,084
Total debt and capital leases, including current maturities	17,684	16,571
Total stockholders’ equity	900	874

DELTA AIR LINES, INC.
Statistical Summary
(Unaudited)

	Three Months Ended Sept. 30,
	2009		2008 Combined1		Change
Consolidated:
Revenue Passenger Miles (millions)(2)	53,371		55,133		(3.2)%
Available Seat Miles (millions)(2)	62,234		65,092		(4.4)%
Passenger Mile Yield(2)	12.22	¢	15.11	¢	(19.1)%
Passenger Revenue per Available Seat Mile (PRASM)(2)	10.48	¢	12.80	¢	(18.1)%
Operating Cost Per Available Seat Mile (CASM)(2)	11.56	¢	14.30	¢	(19.2)%
CASM excluding Special Items(2) - See Note A	11.35	¢	13.83	¢	(17.9)%
CASM excluding Special Items and Fuel Expense and Related Taxes(2,3) - See Note A	7.82	¢	7.63	¢	2.5%
Passenger Load Factor (2)	85.8%		84.7%		1.1	pts
Fuel Gallons Consumed (millions)(2)	1,043		1,089		(4.2)%
Average Price Per Fuel Gallon, net of hedging activity(2)	$2.13		$3.81		(44.1)%
Number of Aircraft in Fleet, End of Period	1,001		1,020		(19)	aircraft
Full-Time Equivalent Employees, End of Period	81,740		85,507		(4.4)%

Mainline:
Revenue Passenger Miles (millions)	46,552		48,534		(4.1)%
Available Seat Miles (millions)	53,772		56,755		(5.3)%
Operating Cost Per Available Seat Mile (CASM)	10.54	¢	13.13	¢	(19.7)%
CASM excluding Special Items - See Note A	10.31	¢	12.62	¢	(18.3)%
CASM excluding Special Items and Fuel Expense and Related Taxes - See Note A	6.94	¢	6.81	¢	1.9%
Fuel Gallons Consumed (millions)	845		898		(5.9)%
Average Price Per Fuel Gallon, net of hedging activity	$2.18		$4.07		(46.4)%
Number of Aircraft in Fleet, End of Period	750		770		(20)	aircraft

1 Data presented reflects operations for both Delta and Northwest for the September 2008 quarter.
2  Data presented includes operations under our contract carrier arrangements.
3  Excludes $251 million and $497 million, for the September 2009 and 2008 quarters, respectively, for fuel expense incurred under contract carrier arrangements.

DELTA AIR LINES, INC.
Statistical Summary
(Unaudited)

	Nine Months Ended Sept. 30,
	2009		2008 Combined1		Change
Consolidated:
Revenue Passenger Miles (millions)(2)	145,384		155,878		(6.7)%
Available Seat Miles (millions)(2)	177,003		188,066		(5.9)%
Passenger Mile Yield(2)	12.40	¢	14.79	¢	(16.2)%
Passenger Revenue per Available Seat Mile (PRASM)(2)	10.19	¢	12.26	¢	(16.9)%
Operating Cost Per Available Seat Mile (CASM)(2)	11.85	¢	19.85	¢	(40.3)%
CASM excluding Special Items(2) - See Note A	11.69	¢	13.43	¢	(13.0)%
CASM excluding Special Items and Fuel Expense and Related Taxes(2,3) - See Note A	8.16	¢	7.95	¢	2.6%
Passenger Load Factor (2)	82.1%		82.9%		(0.8)	pts
Fuel Gallons Consumed (millions)(2)	2,951		3,182		(7.3)%
Average Price Per Fuel Gallon, net of hedging activity(2)	$2.15		$3.34		(35.6)%
Number of Aircraft in Fleet, End of Period	1,001		1,020		(19)	aircraft
Full-Time Equivalent Employees, End of Period	81,740		85,507		(4.4)%

Mainline:
Revenue Passenger Miles (millions)	126,169		136,551		(7.6)%
Available Seat Miles (millions)	152,141		163,254		(6.8)%
Operating Cost Per Available Seat Mile (CASM)	10.92	¢	19.53	¢	(44.1)%
CASM excluding Special Items - See Note A	10.74	¢	12.14	¢	(11.5)%
CASM excluding Special Items and Fuel Expense and Related Taxes - See Note A	7.28	¢	7.08	¢	2.8%
Fuel Gallons Consumed (millions)	2,378		2,604		(8.7)%
Average Price Per Fuel Gallon, net of hedging activity	$2.24		$3.32		(32.5)%
Number of Aircraft in Fleet, End of Period	750		770		(20)	aircraft

1 Data presented reflects operations for both Delta and Northwest for the nine months ended Sept. 30, 2008.
2  Data presented includes operations under our contract carrier arrangements.
3  Excludes $658 million and $1.4 billion, for the nine months ended September 2009 and 2008, respectively, for fuel expense incurred under contract carrier arrangements.

Note A: The following tables show reconciliations of non-GAAP financial measures.  The reasons Delta uses these measures are described below.

●
Delta completed its merger with Northwest Airlines on October 29, 2008. Accordingly, Delta’s financial results under GAAP include the results of Northwest Airlines for the period January 1, 2009 through September 30, 2009.

Under GAAP, Delta does not include in its financial results the results of Northwest Airlines prior to the completion of the merger.  Accordingly, Delta’s financial results under GAAP for the September 2008 quarter do not include the results of Northwest Airlines for that period.  This impacts the comparability of Delta’s financial statements under GAAP for the September 2009 and 2008 quarters.

Delta presents its financial results for the September 2009 and September 2008 quarters under GAAP as well as on a “combined basis.”   “Combined basis” means the company combines the financial results of Delta and Northwest as if the merger had occurred prior to the beginning of the applicable period.  Delta believes presenting this financial information on a combined basis provides a more meaningful basis for comparing Delta’s year-over-year financial performance than the GAAP financial information.

This press release also includes guidance for the December 2009 quarter.  Please note the year-over-year guidance comparisons assume the 2008 financial statements for the applicable periods were prepared on a combined basis, excluding special items and out-of-period fuel hedge losses.  Delta is unable to reconcile certain forward-looking projections to GAAP, including projected consolidated cost per available seat mile (CASM) and Mainline non-fuel CASM, as the nature or amount of special items cannot be estimated at this time.

●	Delta excludes special items because management believes the exclusion of these items is helpful to investors to evaluate the company’s recurring operational performance.

●	Delta excludes non-cash mark-to-market (MTM) adjustments related to fuel hedges settling in future periods in order to present financial results related to operations in the period shown.

●
Delta presents consolidated and Mainline CASM excluding fuel expense and related taxes because management believes the volatility in fuel prices impacts the comparability of year-over-year financial performance.

●
Consolidated and Mainline CASM excludes ancillary businesses not associated with the generation of a seat mile.  These transactions include expenses related to Delta’s providing maintenance and staffing services to third parties, dedicated freighter operations and Delta’s vacation wholesale operations.

●	Delta presents net capital expenditures because management believes this metric is helpful to investors to evaluate the company’s investing activities.

DELTA AIR LINES, INC.
Unaudited Combined Statements of Operations

	Three Months Ended Sept. 30, 2008
(in millions)	Delta1	Northwest1	Special Items		Combined

OPERATING REVENUE:
Passenger:
Mainline	$3,921	$2,801	$-		$6,722
Regional carriers	1,057	550	-		1,607
Total passenger revenue	4,978	3,351	-		8,329
Cargo	162	202	-		364
Other, net	579	260	-		839
Total operating revenue	5,719	3,813	-		9,532
OPERATING EXPENSE:
Aircraft fuel and related taxes	1,952	1,946	(250)	2	3,648
Salaries and related costs	1,086	706	(18)	3	1,774
Contract carrier arrangements	941	275	-		1,216
Aircraft maintenance materials and outside repairs	273	168	-		441
Contracted services	272	198	-		470
Passenger commissions and other selling expenses	259	226	-		485
Depreciation and amortization	293	122	-		415
Landing fees and other rents	179	144	-		323
Aircraft rent	70	57	-		127
Passenger service	122	65	-		187
Restructuring and merger-related items	24	1	(25)	4	-
Other	117	123	(10)	5	230
Total operating expense	5,588	4,031	(303)		9,316

OPERATING INCOME (LOSS)	131	(218)	303		216
OTHER (EXPENSE) INCOME:
Interest expense	(140)	(112)	-		(252)
Interest income	21	21	-		42
Miscellaneous, net	(62)	(5)	-		(67)
Total other expense, net	(181)	(96)	-		(277)

LOSS BEFORE INCOME TAXES	(50)	(314)	303		(61)
INCOME TAX PROVISION	-	(3)	-		(3)
NET LOSS	$(50)	$(317)	$303		$(64)

Notes:
Combined Contract carrier arrangements expense includes $497 million for fuel expense incurred under these arrangements.

1 We reclassified prior period amounts to conform to current presentations
2 $250 million in out-of-period fuel hedges
3 $18 million of merger-related expenses
4 $14 million in contract carrier restructuring, $11 million in facilities and merger-related charges
5 $10 million in merger-related charges

DELTA AIR LINES, INC.
Unaudited Combined Statements of Operations

	Three Months Ended Dec. 31, 2008	Oct. 1, 2008 through Oct. 31, 2008	Three Months Ended Dec. 31, 2008
(in millions)	Delta1	Northwest1	Special Items		Combined

OPERATING REVENUE:
Passenger:
Mainline	$4,528	$741	$-		$5,269
Regional carriers	1,207	181	-		1,388
Total passenger revenue	5,735	922	-		6,657
Cargo	230	55	-		285
Other, net	748	78	-		826
Total operating revenue	6,713	1,055	-		7,768
OPERATING EXPENSE:
Aircraft fuel and related taxes	2,294	750	(301)	2	2,743
Salaries and related costs	1,533	245	(25)	3	1,753
Contract carrier arrangements	930	81	-		1,011
Aircraft maintenance materials and outside repairs	333	49	-		382
Contracted services	370	65	-		435
Passenger commissions and other selling expenses	298	72	-		370
Depreciation and amortization	374	39	-		413
Landing fees and other rents	268	40	-		308
Aircraft rent	106	17	-		123
Passenger service	129	20	-		149
Restructuring and merger-related items	987	224	(1,211)	4	-
Other	188	39	-		227
Total operating expense	7,810	1,641	(1,537)		7,914

OPERATING (LOSS) INCOME	(1,097)	(586)	1,537		(146)
OTHER (EXPENSE) INCOME:
Interest expense	(277)	(39)	-		(316)
Interest income	19	5	-		24
Miscellaneous, net	(83)	(9)	20	5	(72)
Total other expense, net	(341)	(43)	20		(364)

LOSS BEFORE INCOME TAXES	(1,438)	(629)	1,557		(510)
INCOME TAX PROVISION	-	-	-		-
NET LOSS	$(1,438)	(629)	$1,557		$(510)

Notes:
Combined Contract carrier arrangements expense includes $301 million for fuel expense incurred under these arrangements.

1 We reclassified prior period amounts to conform to current presentations
2 $301 million in out-of-period fuel hedges
3 $25 million of merger-related expenses
4 $1.2 billion in merger-related charges and $18 million in facilities restructuring
5 $20 million write-down in value of auction rate securities

Three Months
Ended
Sept. 30, 2009
(in millions)
Net loss	$(161)
Items excluded:
Restructuring and merger-related items	129
Loss on extinguishment of debt	83
Net income excluding special items	$51
Weighted average shares outstanding	828
Income per share excluding special items	$0.06

(in millions)	GAAP Three Months Ended Sept. 30, 2009	Combined Three Months Ended Sept. 30, 2008	GAAP Three Months Ended Sept. 30, 2008
Operating Expense	$7,370	$9,619	$5,588
Items excluded:
MTM adjustments to fuel hedges settling in future periods	-	(250)	-
Restructuring and merger-related items	(129)	(53)	(24)
Operating expense excluding special items	$7,241	$9,316	$5,564

GAAP
Three Months
Ended
(in millions)	Sept. 30, 2009
Non-operating expense	$383
Items excluded:
Loss on extinguishment of debt	(83)
Non-operating expense excluding special items	$300

Three Months
Ended
(in millions)	Sept. 30, 2009
Property and equipment additions (GAAP)	$(121)
Adjustments:
Aircraft purchases under seller financing	(25)
Total capital expenditures	$(146)

Three Months
Ended
(in millions)	Sept. 30, 2009
Property and equipment additions, flight equipment (GAAP)	$(49)
Adjustments:
Aircraft purchases under seller financing	(25)
Total investments in aircraft, parts and modifications	$(74)

	Three Months Ended Sept. 30, 2008			Passenger
(in millions, except unit data)	Delta	Northwest	Combined	Mile Yield		PRASM
Passenger and operating revenue
Domestic	$2,058	$1,555	$3,613	13.91	¢	12.14	¢
Atlantic	1,402	534	1,936	13.87		11.59
Latin America	365	13	378	14.00		11.29
Pacific	96	699	795	13.50		11.46
Total mainline	3,921	2,801	6,722	13.85		11.84
Regional carriers	1,057	550	1,607	24.35		19.27
Total passenger revenue	4,978	3,351	8,329	15.11		12.80
Cargo	162	202	364
Other, net	579	260	839
Total operating revenue	$5,719	$3,813	$9,532

	Nine Months Ended Sept. 30, 2008			Passenger
(in millions, except unit data)	Delta	Northwest	Combined	Mile Yield		PRASM
Passenger revenue	$13,848	$9,203	$23,051	14.79	¢	12.26	¢

	Three Months Ended Sept. 30,
	2009		2008		2008
	GAAP		Combined		GAAP
(in millions, except per cent data)
CASM	11.84	¢	14.78	¢	13.84	¢
Ancillary businesses	(0.28)		(0.48)		(0.37)
CASM excluding items not related
to generation of a seat mile	11.56	¢	14.30	¢	13.47	¢
Items excluded:
Restructuring and merger-related items	(0.21)		(0.08)		(0.06)
MTM adjustments to fuel hedges settling in future periods	-		(0.39)		-
CASM excluding special items	11.35	¢	13.83	¢	13.41	¢
Fuel expense and related taxes	(3.53)		(6.20)		(5.75)
CASM excluding fuel expense
and related taxes and special items	7.82	¢	7.63	¢	7.66	¢
ASMs	62,234		65,092		40,371

	Three Months Ended Sept. 30,
	2009		2008	2008
	GAAP		Combined	GAAP
(in millions, except per cent data)
Consolidated operating expense	$7,370		$9,619	$5,588
Less regional carriers operating expense	(1,527)		(1,854)	(1,312)
Mainline operating expense	$5,843		$7,765	$4,276
Mainline CASM	10.87	¢	13.68 ¢	12.26	¢
Ancillary businesses	(0.33)		(0.55)	(0.44)
Mainline CASM excluding items not related
to generation of a seat mile	10.54	¢	13.13 ¢	11.82	¢
Items excluded:
Impairment of goodwill and other assets	-		-	-
Restructuring and merger-related items	(0.23)		(0.07)	(0.02)
MTM adjustments to fuel hedges settling in future periods	-		(0.44)	-
Mainline CASM excluding special items	10.31	¢	12.62 ¢	11.80	¢
Fuel expense and related taxes	(3.37)		(5.81)	(5.22)
Mainline CASM excluding fuel expense
and related taxes and special items	6.94	¢	6.81 ¢	6.58	¢
ASMs	53,772		56,755	34,874

	Nine Months Ended Sept. 30,
	2009		2008
	GAAP		Combined
(in millions, except per cent data)
CASM	12.17	¢	20.37 ¢
Ancillary businesses	(0.32)		(0.52)
CASM excluding items not related
to generation of a seat mile	11.85	¢	19.85 ¢
Items excluded:
Impairment of goodwill and other assets	-		(6.26)
Restructuring and merger-related items	(0.16)		(0.11)
MTM adjustments to fuel hedges settling in future periods	-		(0.05)
CASM excluding special items	11.69	¢	13.43 ¢
Fuel expense and related taxes	(3.53)		(5.48)
CASM excluding fuel expense
and related taxes and special items	8.16	¢	7.95 ¢
ASMs	177,003		188,066

	Nine Months Ended Sept. 30,
	2009		2008
	GAAP		Combined
(in millions, except per cent data)
Consolidated operating expense	$21,536		$38,307
Less regional carriers operating expense	(4,347)		(5,442)
Mainline operating expense	$17,189		$32,865
Mainline CASM	11.30	¢	20.13 ¢
Ancillary businesses	(0.38)		(0.60)
Mainline CASM excluding items not related
to generation of a seat mile	10.92	¢	19.53 ¢
Items excluded:
Impairment of goodwill and other assets	-		(7.21)
Restructuring and merger-related items	(0.18)		(0.12)
MTM adjustments to fuel hedges settling in future periods	-		(0.06)
Mainline CASM excluding special items	10.74	¢	12.14 ¢
Fuel expense and related taxes	(3.46)		(5.06)
Mainline CASM excluding fuel expense
and related taxes and special items	7.28	¢	7.08 ¢
ASMs	152,141		163,254